Exhibit 99.1

[Logo of Michael Foods Inc.]	NEWS

301 Carlson Parkway ■ Suite 400 ■ Minnetonka, MN 55305 ■ (952) 258-4000 FAX (952) 258-4911 Visit Michael Foods, Inc. on the Internet: www.michaelfoods.com

CONTACT:	Mark D. Witmer Treasurer & Secretary (952) 258-4906

For Immediate Release

MICHAEL FOODS TO PRESENT AT LEHMAN BROTHERS HIGH YIELD BOND AND SYNDICATED LOAN CONFERENCE

MINNETONKA, March 9 -- Michael Foods, Inc. announced today that the Company’s Treasurer, Mark Witmer, will present at the Lehman Brothers 2006 High Yield Bond and Syndicated Loan Conference on March 15, 2006 from 2:30 p.m. – 3:10 p.m. (EST). The conference will be held at Disney’s Yacht & Beach Club Resort in Orlando, FL.

Mr. Witmer’s presentation will be available live through a webcast on Lehman Brothers’ internet site, http://customer.talkpoint.com/LEHM002/031506a_cs/default.asp?entity=Michael and via www.michaelfoods.com. The archived webcast will also be available on the Lehman Brothers website for up to three months.

Michael Foods, Inc. is a diversified food processor and distributor with particular interests in egg products, refrigerated grocery products, and refrigerated potato products. Principal subsidiaries include M. G. Waldbaum Company, Papetti’s Hygrade Egg Products, Inc., Crystal Farms Refrigerated Distribution Company and Northern Star Co.

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03-09-06